Provident Financial Services, Inc. Announces Quarterly Earnings and
                        Declares Quarterly Cash Dividend


JERSEY CITY, NJ, October 26, 2006 - Provident Financial Services, Inc. (NYSE:PFS) (the "Company") reported basic and diluted earnings per share of $0.22 for the quarter ended September 30, 2006, a decrease of 4.7% compared to basic and diluted earnings per share of $0.23 for the quarter ended September 30, 2005. Basic and diluted earnings per share were $0.65 for the nine months ended September 30, 2006, essentially unchanged when compared to basic and diluted earnings per share of $0.66 and $0.65, respectively, for the nine months ended September 30, 2005. Net income for the three months ended September 30, 2006 totaled $13.0 million, a decrease of $2.0 million, or 13.1%, compared to $14.9 million reported for the same period in 2005. Net income was $40.3 million for the nine months ended September 30, 2006, a decrease of $3.4 million, or 7.8%, compared to $43.7 million for the same period in 2005. The earnings and per share data for 2006 were impacted by a one-time executive severance payment previously reported by the Company, which resulted in an after-tax charge of $473,000, or $0.01 per share. The earnings and per share data for the nine months ended September 30, 2005 were impacted by the acceptance of a Voluntary Resignation Initiative ("VRI") by certain officers of the Company, which resulted in an after-tax charge of $815,000, or $0.01 per share.

Paul M. Pantozzi, Chairman and Chief Executive Officer, commented, "Consistent with the industry trend, our third quarter operating results reflect the impact of the prolonged flat or inverted yield curve. In order to retain and grow deposit relationships, we maintained competitive pricing on several deposit products, which contributed to compression in our net interest margin as compared to the previous quarter. We addressed this challenge to earnings growth by continuing to incrementally reduce both our securities portfolio and wholesale borrowings while managing non-interest expense and remaining an active repurchaser of our stock."

Declaration of Quarterly Dividend

The Company's Board of Directors declared a quarterly cash dividend of $0.10 per common share payable on November 30, 2006, to stockholders of record as of the close of business on November 15, 2006.

Balance Sheet Summary

Total assets were $5.82 billion at September 30, 2006, compared to $6.05 billion at December 31, 2005, as reductions in securities balances and proceeds from deposit growth were used to fund repayments of borrowings, common stock repurchases and loan growth.

Total investments decreased $267.8 million, or 17.4%, during the nine months ended September 30, 2006. The decrease was primarily attributable to paydowns on mortgage-backed securities and maturities of debt securities. In addition, the Company sold $37.0 million of primarily mortgage-backed securities during the second quarter as part of its ongoing interest rate risk management process. During the third quarter, the Company also sold $4.4 million of equity securities.

The Company's net loans increased $18.4 million, or 0.5%, to $3.73 billion at September 30, 2006, from $3.71 billion at December 31, 2005, driven by loan originations of $892.7 million and loan purchases of $53.7 million. Net increases of $93.4 million in commercial and multi-family mortgage loans, $14.8 million in commercial loans and $31.7 million in consumer loans were partially offset by decreases of $109.3 million in residential mortgage loans and $10.9 million in construction loans. Commercial real estate, construction and commercial loans represented 39.9% of the loan portfolio at September 30, 2006, compared to 37.5% at December 31, 2005.

At September 30, 2006, the Company's unfunded loan pipeline totaled $805.9 million, including $305.1 million in construction loan commitments, $203.0 million in commercial loan commitments and $102.1 million in commercial mortgage commitments. This compared with an unfunded loan pipeline of $791.3 million at June 30, 2006.

Borrowed funds decreased $186.4 million, or 19.2%, during the nine months ended September 30, 2006, as a result of maturities, calls and paydowns on amortizing obligations.

Total deposits increased $24.8 million, or 0.6%, during the nine months ended September 30, 2006. Total deposits were $3.95 billion at September 30, 2006, with core deposits, consisting of savings and demand deposit accounts, representing 60.0% of total deposits.

Common stock repurchases for the three and nine months ended September 30, 2006, totaled 1.4 million shares at an average cost of $18.32 per share, and 5.1 million shares at an average cost of $18.20 per share, respectively. At September 30, 2006, book value per share and tangible book value per share were $15.94 and $9.16, respectively.

Results of Operations

Net Interest Margin

The net interest margin decreased 16 basis points to 3.17% for the quarter ended September 30, 2006, from 3.33% for the quarter ended June 30, 2006. The net interest margin for the quarter ended September 30, 2006 decreased 14 basis points compared with the net interest margin of 3.31% for the quarter ended September 30, 2005. The weighted average rate for interest-earning assets was 5.61% for the three months ended September 30, 2006, compared with 5.52% for the trailing quarter and 5.11% for the three months ended September 30, 2005. The weighted average rate for interest-bearing liabilities was 2.88% for the quarter ended September 30, 2006, compared with 2.61% for the trailing quarter and 2.13% for the third quarter of 2005.

For the nine months ended September 30, 2006, the net interest margin was 3.28%. This was a decrease of seven basis points compared with the net interest margin of 3.35% for the nine months ended September 30, 2005. The weighted average rate for interest-earning assets was 5.51% for the nine months ended September 30, 2006, compared with 5.03% for the nine months ended September 30, 2005. The weighted average rate for interest-bearing liabilities was 2.64% for the nine months ended September 30, 2006, compared with 1.99% for the same period in 2005.

The higher rates on interest-earning assets and interest-bearing liabilities reflect the increases in market interest rates experienced throughout the past year. The compression in the net interest margin for both the three and nine months ended September 30, 2006 is reflective of the prolonged flat or inverted yield curve. Since January 1, 2005, the Board of Governors of the Federal Reserve increased the Federal funds borrowing rate twelve times, for a total of 300 basis points. This had an unfavorable impact on the repricing of deposits, which are priced off of the short end of the yield curve. The Company has continued its near-term strategy of de-leveraging the balance sheet in the current interest rate environment, but has nevertheless experienced net interest margin compression in the third quarter of 2006 as competitive deposit pricing, while less costly than comparable wholesale borrowings, has increased funding costs faster than earning asset yields have grown.

Non-Interest Income

Non-interest income totaled $8.3 million for the quarter ended September 30, 2006, an increase of $515,000, or 6.6%, compared to the same period in 2005. Increases in net gains on securities sales of $880,000 and other income of $288,000 were partially offset by a $696,000 decrease in fee income for the quarter ended September 30, 2006, compared with the same period in 2005. During the third quarter of 2006, the Company sold $4.4 million in equity securities, resulting in a gain of $1.1 million. The proceeds were used to repay borrowings as the Company continued its efforts to de-leverage the balance sheet and protect the net interest margin. The increase in other income was primarily attributable to gains on loan sales of $23,000 recorded in the quarter ended September 30, 2006, compared with losses on loan sales of $221,000 recorded for the same period in 2005. In addition, the Company recognized gains on the call of Federal Home Loan Bank advances resulting from the accelerated accretion of related purchase accounting adjustments of $123,000 in the third quarter of 2006. The decrease in fee income was primarily attributable to a $593,000 reduction in commercial loan prepayment fee income for the quarter ended September 30, 2006, compared with the same period in 2005.

For the nine months ended September 30, 2006, non-interest income totaled $23.0 million, an increase of $1.4 million, or 6.5%, compared to the same period in 2005. An increase in other income of $1.6 million was partially offset by a reduction in securities gains of $198,000. The increase in other income was primarily attributable to gains of $1.5 million recognized on the call of FHLB advances for the nine months ended September 30, 2006. The decrease in gains on securities sales was due to losses recorded on the sales of mortgage-backed securities during the quarter ended June 30, 2006.

Non-Interest Expense

For the three months ended September 30, 2006, non-interest expense increased $59,000, or 0.2%, to $30.1 million, compared to $30.0 million for the three months ended September 30, 2005. Compensation and employee benefits expense increased $1.5 million, primarily due to a one-time executive severance payment of $800,000 previously reported by the Company. Other non-interest expense decreased $689,000 for the quarter ended September 30, 2006, compared with the same period in 2005, primarily due to reductions in ATM and debit card maintenance costs, insurance and telephone expense. Net occupancy expense decreased $380,000 for the quarter ended September 30, 2006, compared with the same period in 2005, primarily as a result of reductions in equipment maintenance costs and depreciation expense. Amortization of intangibles decreased $221,000 for the quarter ended September 30, 2006, compared with the same period in 2005, as a result of scheduled reductions in core deposit intangible amortization and a reduction in mortgage servicing rights amortization resulting from slower principal repayments. Advertising expense decreased $289,000 for the quarter ended September 30, 2006, compared with the same period in 2005, due to the timing of marketing initiatives.

For the nine months ended September 30, 2006, non-interest expense decreased $4.4 million, or 4.6%, to $90.2 million, compared to $94.6 million for the same period in 2005. Compensation and employee benefits expense decreased $990,000 for the nine months ended September 30, 2006, compared with the same period in 2005, as a result of reductions in staff and the $1.4 million expense recorded in the second quarter of 2005 in connection with the VRI, partially offset by $800,000 in executive severance recorded in the third quarter of 2006. The Company employed 874 full-time equivalent employees at September 30, 2006, compared to 926 full-time equivalent employees at January 1, 2005. Amortization of intangibles decreased $1.1 million for the nine months ended September 30, 2006, compared with the same period in 2005, as a result of scheduled reductions in the amortization of core deposit intangibles. Other non-interest expense decreased $941,000 for the nine months ended September 30, 2006, compared with the same period in 2005, primarily due to reductions in ATM and debit card maintenance costs, insurance, and telephone expense. Net occupancy expense decreased $791,000 for the nine months ended September 30, 2006, compared with the same period in 2005, primarily as a result of reductions in equipment maintenance costs and depreciation expense. Data processing expense decreased $380,000 for the nine months ended September 30, 2006, compared with the same period in 2005, primarily due to the outsourcing of items processing in the fourth quarter of 2005.

The Company's annualized non-interest expense as a percentage of average assets was 2.06% for the quarter ended September 30, 2006, compared with 1.93% for the same period in 2005. For the nine months ended September 30, 2006, non-interest expense as a percentage of average assets was 2.05%, compared with 2.02% for the same period in 2005. The efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income) was 62.36% for the quarter ended September 30, 2006, compared with 57.06% for the same period in 2005. For the nine months ended September 30, 2006, the efficiency ratio was 60.58%, compared with 59.34% for the same period in 2005. The Company's expense and efficiency ratios have been adversely impacted by the reductions in asset size and revenue resulting from the Company's de-leveraging of the balance sheet given the current unfavorable interest rate environment.

Asset Quality

The Company continues to emphasize asset quality. Total non-performing loans at September 30, 2006 were $6.8 million, or 0.18% of total loans, compared to $6.0 million, or 0.16% of total loans at December 31, 2005, and $6.5 million, or 0.18% of total loans at September 30, 2005. At September 30, 2006, non-performing loans included $429,000 outstanding on two commercial mortgage loans that were past maturity by more than ninety days and still accruing interest. These loans were current as to interest and had estimated loan-to-value ratios of 41% and 65% at September 30, 2006. The Company has subsequently received $139,000 in full satisfaction of one of the loans and anticipates full collection of the remaining loan. At September 30, 2006 and December 31, 2005, the Company's allowance for loan losses was 0.86% of total loans, compared with 0.89% of total loans at September 30, 2005. The Company recorded provisions for loan losses of $100,000 and $1.2 million for the three and nine months ended September 30, 2006, respectively, compared with provisions of $100,000 and $500,000 for the three and nine months ended September 30, 2005, respectively. For the three and nine months ended September 30, 2006, net charge-offs totaled $158,000 and $1.0 million, respectively, compared with net charge-offs of $832,000 and $1.6 million for the same periods in 2005. The increase in the loan loss provision for the nine months ended September 30, 2006, compared with the same period in 2005, was attributable to loan growth, as well as a shift in the composition of the loan portfolio from retail to commercial loans.

Income Tax Expense

For the three and nine months ended September 30, 2006, the Company's effective tax rates were 28.1% and 29.9%, respectively, compared with 33.6% and 32.1% for the three and nine months ended September 30, 2005, respectively. The reductions in the Company's effective tax rate are a result of a larger proportion of the Company's income being derived from tax-exempt interest and Bank-owned life insurance appreciation, as well as state tax benefits recorded on subsidiary company net operating losses.

Acquisition of First Morris Bank & Trust

On October 15, 2006, the Company entered into an agreement under which First Morris Bank & Trust ("First Morris") will merge with and into the Company's subsidiary, The Provident Bank. Consideration will be paid to First Morris stockholders in a combination of stock and cash valued at approximately $124.1 million. The transaction is subject to regulatory approvals and First Morris' stockholder approval. The merger will add nine branches to The Provident Bank with deposits of $518 million as of June 30, 2006 in Morris County, New Jersey.


About the Company

Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank offering a full range of retail and commercial loan and deposit products. The Bank currently operates 76 full service branches throughout northern and central New Jersey.

Post Earnings Conference Call

Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on October 26, 2006 regarding highlights of the Company's third quarter 2006 financial results. The call may be accessed by dialing 1-877-407-8035 (Domestic) or 1-201-689-8035 (International). Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

Forward Looking Statements

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities  Exchange  Act  of  1934.  Such  forward-looking  statements  may  be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, in particular risks and uncertainties associated with the successful merger with, and integration of the operations of First Morris Bank & Trust, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
                                       5

                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                      Consolidated Statements of Condition
              September 30, 2006 (Unaudited) and December 31, 2005
                             (Dollars in Thousands)

                            Assets                                      September 30, 2006              December 31, 2005
                                                                 --------------------------------- ----------------------------


Cash and due from banks                                         $                         129,873 $                  107,353
Short-term investments                                                                      2,450                      9,915
                                                                 --------------------------------- ----------------------------
                  Total cash and cash equivalents                                         132,323                    117,268
                                                                 --------------------------------- ----------------------------

Investment securities (market value of $398,428
        at September 30, 2006 (unaudited) and $407,972
        at December 31, 2005)                                                             400,474                    410,914
Securities available for sale, at fair value                                              836,592                  1,082,957
Federal Home Loan Bank stock                                                               32,824                     43,794

Loans                                                                                   3,757,736                  3,739,122
        Less allowance for loan losses                                                     32,197                     31,980
                                                                 --------------------------------- ----------------------------
                  Net loans                                                             3,725,539                  3,707,142
                                                                 --------------------------------- ----------------------------

Foreclosed assets, net                                                                        443                        670
Banking premises and equipment, net                                                        57,997                     60,949
Accrued interest receivable                                                                21,044                     23,155
Intangible assets                                                                         431,021                    435,838
Bank-owned life insurance                                                                 114,933                    111,075
Other assets                                                                               70,807                     58,612
                                                                 --------------------------------- ----------------------------
                  Total assets                                  $                       5,823,997 $                6,052,374
                                                                 ================================= ============================

             Liabilities and Stockholders' Equity
Deposits:
        Demand deposits                                         $                       1,024,365 $                1,109,507
        Savings deposits                                                                1,343,036                  1,363,997
        Certificates of deposit of $100,000 or more                                       392,157                    304,229
        Other time deposits                                                             1,186,675                  1,143,725
                                                                 --------------------------------- ----------------------------
                  Total deposits                                                        3,946,233                  3,921,458

Mortgage escrow deposits                                                                   17,355                     18,121
Borrowed funds                                                                            783,755                    970,108
Subordinated debentures                                                                    25,941                     26,444
Other
liabilities                                                                                37,551                     39,948
                                                                 --------------------------------- ----------------------------
                  Total liabilities                                                     4,810,835                  4,976,079
                                                                 --------------------------------- ----------------------------

Stockholders' Equity:
Preferred stock, $0.01 par value,
  50,000,000 shares authorized, none issued                                                    --                         --
Common stock, $0.01 par value, 200,000,000 shares authorized,
  79,879,017 shares issued and 63,563,973 shares outstanding at
  September 30, 2006, and 79,879,017 shares issued and
   68,661,880 shares outstanding at December 31, 2005                                         799                        799
Additional paid-in capital                                                                967,258                    964,555
Retained earnings                                                                         416,284                    395,589
Accumulated other comprehensive loss                                                       (7,669)                    (8,906)
Treasury stock at cost                                                                   (292,236)                  (167,113)
Unallocated common stock held by Employee Stock
  Ownership Plan                                                                          (71,274)                   (73,316)
Common Stock acquired by the Stock Award Plan                                                  --                    (35,313)
Common Stock acquired by the Directors' Deferred Fee Plan                                 (13,033)                   (13,224)
Deferred compensation - Directors' Deferred Fee Plan                                       13,033                     13,224
                                                                  -------------------------------- ----------------------------
                                       6


                  Total stockholders' equity                                            1,013,162                   1,076,295
                                                                  -------------------------------- ----------------------------
                  Total liabilities and stockholders'
                      equity                                    $                       5,823,997 $                 6,052,374
                                                                  ================================ ============================



                PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
                        Consolidated Statements of Income
       Three and Nine Months Ended September 30, 2006 and 2005 (Unaudited)
                  (Dollars in Thousands, Except Per Share Data)


                                                         Three Months Ended                Nine Months Ended
                                                            September 30,                    September 30,
                                                    ------------------------------  ---------------------------------

                                                        2006            2005            2006              2005
                                                    -------------- ---------------  --------------   ----------------
                                                             (Unaudited)
(Unaudited)
Interest income:
 Real estate secured loans                        $     40,188      $    38,759    $   119,917       $    115,673
 Commercial loans                                        7,382            5,691         20,318             15,927
 Consumer loans                                          9,023            7,889         25,821             22,390
 Investment securities                                   4,197            4,275         12,713             12,925
 Securities available for sale                          10,045           12,271         32,207             38,901
 Other short-term investments                               32              103            127                419
 Federal funds                                              --              283             52                819
                                                    -------------- ---------------  --------------   ----------------

                  Total interest income                 70,867           69,271        211,155            207,054
                                                    -------------- ---------------  --------------   ----------------

Interest expense:
 Deposits                                               22,669           15,603         59,907             42,619
 Borrowed funds                                          7,843            8,478         23,997             25,405
 Subordinated debentures                                   436              379          1,255              1,083
                                                    -------------- ---------------  --------------   ----------------

                  Total interest expense                30,948           24,460         85,159             69,107
                                                    -------------- ---------------  --------------   ----------------

                  Net interest income                   39,919           44,811        125,996            137,947

Provision for loan losses                                  100              100          1,220                500
                                                    -------------- ---------------  --------------   ----------------

                  Net interest income after
                   provision for loan losses            39,819           44,711        124,776            137,447
                                                    -------------- ---------------  --------------   ----------------

Non-interest income:
 Fees                                                    5,688            6,384         17,220             17,261
 Bank-owned life insurance                               1,329            1,286          3,858              3,838
 Net gain (loss) on securities transactions              1,093              213            (47)               151
 Other income (loss)                                       225              (63)         1,921                292
                                                    -------------- ---------------  --------------   ----------------

                  Total non-interest income              8,335            7,820         22,952             21,542
                                                    -------------- ---------------  --------------   ----------------

Non-interest expense:
 Compensation and employee benefits                     16,765           15,221         49,196             50,186
 Net occupancy expense                                   4,462            4,842         13,732             14,523
 Data processing expense                                 2,229            2,135          6,082              6,462
 Amortization of intangibles                             1,374            1,595          4,512              5,581
 Advertising and promotion                                 797            1,086          3,063              3,290
 Other operating expenses                                4,462            5,151         13,652             14,593
                                                    -------------- ---------------  --------------   ----------------
                  Total non-interest expense            30,089           30,030         90,237             94,635
                                                    -------------- ---------------  --------------   ----------------

                  Income before income tax expense      18,065           22,501         57,491             64,354
Income tax expense                                       5,080            7,564         17,186             20,626
                                                    -------------- ---------------  --------------   ----------------

                  Net income                      $     12,985     $     14,937     $   40,305       $     43,728
                                                    ============== ===============  ==============   ================

Basic earnings per share                          $       0.22     $       0.23     $     0.65       $       0.66
Average basic shares outstanding                    59,568,556       65,324,553     61,688,564         66,730,203

Diluted earnings per share                        $       0.22     $       0.23     $     0.65       $       0.65
Average diluted shares outstanding                  60,296,944       66,081,331     62,424,568         67,487,825



                                                      PROVIDENT FINANCIAL SERVICES, INC.
                                                      CONSOLIDATED FINANCIAL HIGHLIGHTS
                                                      (Dollars in thousands, except share data) (Unaudited)
                                                              At or for the Three             At or for the Nine
                                                                  Months Ended                   Months Ended
                                                                 September 30,                   September 30,
                                                      -------------------------------------------------------------


                                                               2006           2005            2006            2005
                                                               ----           ----            ----            ----
INCOME STATEMENT:
Net interest income                                         $39,919        $44,811       $125,996        $137,947
Provision for loan losses                                       100            100          1,220             500
Non-interest income                                           8,335          7,820         22,952          21,542
Non-interest expense                                         30,089         30,030         90,237          94,635
Income before income tax expense                             18,065         22,501         57,491          64,354
Net income                                                   12,985         14,937         40,305          43,728
Basic earnings per share                                      $0.22          $0.23          $0.65           $0.66
Diluted earnings per share                                    $0.22          $0.23          $0.65           $0.65
Interest rate spread                                           2.73%          2.98%          2.87%           3.04%
Net interest margin                                            3.17%          3.31%          3.28%           3.35%

PROFITABILITY:
Annualized return on average assets                            0.89%          0.96%          0.92%           0.93%
Annualized return on average equity                            5.07%          5.42%          5.15%           5.28%
Annualized non-interest expense to average assets              2.06%          1.93%          2.05%           2.02%
Efficiency ratio (1)                                          62.36%         57.06%         60.58%          59.34%


ASSET QUALITY:
Non-accrual loans                                                                          $6,373          $6,465
90+ and still accruing loans                                                                  429              --
Non-performing loans                                                                        6,802           6,465
Foreclosed assets                                                                             443             421
Non-performing loans to
    total loans                                                                              0.18%           0.18%
Non-performing assets to
    total assets                                                                             0.12%           0.11%
Allowance for loan losses                                                                 $32,197         $32,621
Allowance for loan losses to
    non-performing loans                                                                   473.35%         504.58%
Allowance for loan losses to
    total loans                                                                              0.86%           0.89%

AVERAGE BALANCE SHEET DATA:
Assets                                                   $5,784,477     $6,188,773     $5,873,409      $6,266,827
Loans, net                                                3,715,945      3,659,764      3,708,593       3,658,180
Earning assets                                            5,030,293      5,402,747      5,120,163       5,481,589
Core deposits                                             2,327,983      2,566,915      2,365,358       2,581,520
Borrowings                                                  837,252      1,103,611        893,110       1,131,788
Interest-bearing liabilities                              4,258,833      4,565,435      4,313,041       4,635,726
Stockholders' equity                                      1,015,316      1,092,876      1,046,867       1,108,125
Average yield on interest-
    earning assets                                             5.61%          5.11%          5.51%           5.03%
Average cost of interest-
    bearing liabilities                                        2.88%          2.13%          2.64%           1.99%


                                                      9


Notes
(1) Efficiency Ratio Calculation
                                                            Three Months Ended             Nine Months Ended
                                                               September 30,                 September 30,
                                                               -------------                 -------------
                                                              2006            2005           2006           2005
                                                              ----            ----           ----           ----
Net interest income                                        $39,919         $44,811       $125,996       $137,947
Non-interest income                                          8,335           7,820         22,952         21,542
                                                            ------          ------        -------        -------
Total income                                               $48,254         $52,631       $148,948       $159,489
                                                           =======         =======       ========       ========

Non-interest expense                                       $30,089         $30,030        $90,237        $94,635
                                                           =======         =======        =======        =======

    Expense/Income:                                          62.36%          57.06%         60.58%         59.34%
                                                            ======          ======         ======         ======


Average Quarterly Balance
NET INTEREST MARGIN ANALYSIS


(Unaudited) (Dollars in thousands)                           September 30, 2006                              June 30, 2006
                                                Average                      Average           Average                    Average
                                                Balance        Interest       Yield            Balance        Interest     Yield
                                              ------------------------------------------    ----------------------------------------
 Interest-Earning Assets:
     Federal Funds Sold and
Other Short-Term Investments                  $    2,412     $      32           5.23%     $        3,123    $      37       4.74%
     Investment Securities (1)                   405,461         4,197           4.14             408,362        4,218       4.13
     Securities Available for Sale               872,400         9,533           4.37             959,237       10,310       4.30
     Federal Home Loan Bank Stock                 34,075           512           5.97              35,681          523       5.88
     Net Loans (2)
Total Mortgage Loans                           2,730,474        40,188           5.87           2,755,527       40,436       5.88
Total Commercial Loans                           399,380         7,382           7.33             389,013        6,538       6.74
Total Consumer Loans                             586,091         9,023           6.11             575,494        8,632       6.01
                                              -------------   -----------                   ---------------   ----------
Total Interest-Earning Assets                  5,030,293        70,867           5.61           5,126,437       70,694       5.52
                                                              -----------      ---------                      ---------- -----------

Non-Interest Earning Assets:
     Cash and Due from Banks                      78,993                                           79,196
     Other Assets                                675,191                                          674,776
                                              -------------                                 ---------------
Total Assets                                 $ 5,784,477                                   $    5,880,409
                                              =============                                 ===============

Interest-Bearing Liabilities:
     Demand Deposits                         $   564,279         2,147           1.51%     $      585,784        1,735       1.19%
     Savings Deposits                          1,307,747         4,997           1.52           1,318,684        4,212       1.28
     Time Deposits                             1,549,555        15,525           3.97           1,519,718       13,630       3.60
                                              -------------   -----------                   ---------------   ----------
Total Deposits                                 3,421,581        22,669           2.63           3,424,186       19,577       2.29
                                                              -----------                                     ----------
     Borrowed Funds:
Total Borrowings                                 837,252         8,279           3.92             883,387        8,423       3.82
                                              -------------   -----------                   ---------------   ----------
Total Interest-Bearing Liabilities             4,258,833        30,948           2.88           4,307,573       28,000       2.61
                                                              -----------      ---------                      ---------- -----------

Non-Interest Bearing Liabilities                 510,328                                          519,102
                                              -------------                                 ---------------
Total Liabilities                               4,769,161                                        4,826,675
Stockholders' Equity                            1,015,316                                        1,053,734
                                              -------------                                 ---------------
Total Liabilities & Stockholders'             $ 5,784,477                                   $    5,880,409
  Equity
                                              =============                                 ===============

Net interest income                                          $  39,919                                       $  42,694
                                                              ===========                                     ==========
Net interest rate spread                                                         2.73%                                       2.91%
                                                                                 ====                                        ====
Net interest-earning assets                   $   771,460                                   $      818,864
                                              =============                                 ===============

Net interest margin (3)                                                          3.17%                                       3.33%
                                                                                 ====                                        ====
Ratio of interest-earning assets to
   interest-bearing liabilities                      1.18x                                            1.19X

------------------------------------------------------------------------------------------------------------------------------------

(1) Average outstanding balance amounts shown are amortized cost.
(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the net interest margin for the previous year, inclusive.


                                                  9/30/06         6/30/2006         3/31/2006       12/31/2005     9/30/2005
                                                 3rd Qtr.         2nd Qtr.          1st Qtr.         4th Qtr.      3rd Qtr.
                                                 --------         --------          --------         --------      --------
Interest-Earning Assets:
 Securities                                          4.34%          4.29%             4.15%           4.02%          3.88%
 Net Loans                                           6.06%          5.99%             5.84%           5.73%          5.69%
    Total Interest-Earning Assets                    5.61%          5.52%             5.35%           5.20%          5.11%

Interest-Bearing Liabilities
 Total Deposits                                      2.63%          2.29%             2.10%           1.97%          1.79%
 Total Borrowings                                    3.92%          3.82%             3.61%           3.37%          3.18%
    Total Interest-Bearing Liabilities               2.88%          2.61%             2.43%           2.29%          2.13%

 Interest Rate Spread                                2.73%          2.91%             2.92%           2.91%          2.98%
 Net Interest Margin                                 3.17%          3.33%             3.31%           3.27%          3.31%
 Ratio of Interest-Earning Assets to
    total Interest-Bearing Liabilities               1.18x          1.19x             1.19x           1.19x          1.18x

Average YTD Balance
NET INTEREST MARGIN ANALYSIS

(Unaudited) (Dollars in thousands)                           September 30, 2006                           September 30, 2005
                                                Average                      Average           Average                    Average

                                                Balance        Interest       Yield            Balance        Interest     Yield
                                              ------------------------------------------    ----------------------------------------
Interest-Earning Assets:
     Federal Funds Sold and
Other Short-Term Investments                 $     5,300     $      179          4.51%     $       58,256    $   1,238      2.84%
     Investment Securities (1)                   408,933         12,713          4.14             431,567       12,925      4.00
     Securities Available for Sale               960,519         30,623          4.25           1,287,927       37,399      3.87
     Federal Home Loan Bank Stock                 36,818          1,584          5.75              45,659        1,502      4.40
     Net Loans (2)
Total Mortgage Loans                           2,748,999        119,917          5.82           2,768,364      115,673      5.57
Total Commercial Loans                           386,464         20,318          7.03             358,960       15,927      5.85
Total Consumer Loans                             573,130         25,821          6.02             530,856       22,390      5.64
                                              -------------   ------------                  ----------------  ----------
Total Interest-Earning Assets                  5,120,163        211,155          5.51           5,481,589      207,054      5.03
                                                              ------------   ---------                        ----------   ------

Non-Interest Earning Assets:
     Cash and Due from Banks                      78,271                                          102,015
     Other Assets                                674,975                                          683,223
                                              -------------                                 ---------------
Total Assets                                 $ 5,873,409                                   $    6,266,827
                                              =============                                 ===============

Interest-Bearing Liabilities:
     Demand Deposits                         $   582,891          5,572          1.28%     $      611,943        4,139      0.90%
     Savings Deposits                          1,312,277         13,016          1.32           1,502,628       11,745      1.05
     Time Deposits                             1,515,763         41,319          3.64           1,389,367       26,735      2.57
                                              -------------   ------------                  ---------------   ----------
Total Deposits                                 3,419,931         59,907          2.34           3,503,938       42,619      1.63
                                                              ------------                                    ----------
     Borrowed Funds:
Total Borrowings                                893,110          25,252          3.78           1,131,788       26,488      3.13
                                              -------------   ------------                  ---------------   ----------
Total Interest-Bearing Liabilities             4,313,041         85,159          2.64           4,635,726       69,107      1.99
                                                              ------------    --------                        ----------  -------
Non-Interest Bearing Liabilities                 513,501                                          522,976
                                              -------------                                 ---------------
Total Liabilities                              4,826,542                                        5,158,702
Stockholders' Equity                           1,046,867                                        1,108,125
                                              -------------                                 ---------------
Total Liabilities & Stockholders'
     Equity                                  $ 5,873,409                                     $  6,266,827
                                              =============                                 ===============

Net interest income                                          $  125,996                                      $ 137,947
                                                              ============                                    ==========

Net interest rate spread                                                         2.87%                                      3.04%
                                                                                 ====                                       ====
Net interest-earning assets                  $   807,122                                   $      845,863
                                              =============                                 ===============
Net interest margin (3)                                                          3.28%                                      3.35%
                                                                                 ====                                       ====

Ratio of interest-earning assets to
     interest-bearing liabilities                   1.19x                                            1.18x
------------------------------------------------------------------------------------------------------------------------------------

(1) Average outstanding balance amounts shown are amortized cost.
(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3) Annualized net interest income divided by average interest-earning assets.

   The following table summarizes the YTD net interest margin for the previous three years, inclusive.

                                                          Nine Months Ended
                                               ----------------------------------------
                                                  9/30/06       9/30/05     9/30/04
                                                  -------       -------     -------
Interest-Earning Assets:
   Securities                                      4.26%         3.88%       3.51%
   Net Loans                                       5.98%         5.60%       5.63%
     Total Interest-Earning Assets                 5.51%         5.03%       4.77%

Interest-Bearing Liabilities:
   Total Deposits                                  2.34%         1.63%       1.32%
   Total Borrowings                                3.78%         3.13%       2.86%
      Total Interest-Bearing Liabilities           2.64%         1.99%       1.69%

Interest Rate Spread                               2.87%         3.04%       3.08%
Net Interest Margin                                3.28%         3.35%       3.41%
Ratio of Interest-Earning Assets to
      Total Interest-Bearing Liabilities           1.19x         1.18x       1.24x
